SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this "Agreement") is made this __ day of July 2009, by and between Décor Products International, Inc. (f/k/a Murals by Maurice, Inc.), a Florida corporation (including its successors and assigns, “MUBM”); Maurice Katz, a Director and beneficial owner of a majority of the outstanding shares of common stock of MUBM (“Maurice”); Wide Broad Group Ltd., a company organized and existing under the laws of the British Virgin Islands (including its successors and assigns “Wide Broad”), Man Kwai Ming, an individual and Smart Approach Investments Limited a British Virgin Islands corporation (each a “Wide Broad Shareholder”) and together with their successors and assigns from the date hereof until the Closing (as defined below), collectively the “Wide Broad Shareholders”), Donguan CHDITN Printing Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“CHDITN”), and the shareholders of CHDITN (the “CHDITN Shareholders”) and each of the other persons signatories hereto.

                             Recitals

WHEREAS, MUBM wishes to acquire one hundred percent (100%) of all of the issued and outstanding share capital of Wide Broad from the Wide Broad Shareholders in an exchange for a new issuance 20,000,000 shares of common stock of MUBM and the simultaneous retirement to treasury of 7,450,000 shares of common stock (the “Control Shares”) held in the name of Maurice in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

WHEREAS, in furtherance thereof, the respective Boards of Directors of MUBM and Wide Broad, have approved the exchange, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which one hundred percent (100%) of the share capital of Wide Broad (the "Wide Broad Share Capital”) issued and outstanding prior to the exchange, will be exchanged by the Wide Broad Shareholders or their designee in the aggregate for 20,000,000 shares of common stock, $.001 par value, of MUBM (the "MUBM Common Stock").

WHEREAS, prior to Closing (defined below) MUBM shall effect a 1 for 4 reverse split of MUBM Common Stock and Wide Broad and MUBM shall also work together to appoint an board of directors comprised of no less than %50 Independent Directors and form an independent audit committee comprised of no less than two individuals who meet the standards set forth by the NYSE Amex as these terms are defined by the NYSE Amex Company Guide as amended from time to time.

WHEREAS, Wide Broad has acquired from the CHDITN Shareholders, all of the share capital of CHDITN, and CHDITN shall become an indirect wholly owned subsidiary of MUBM.

WHEREAS, neither party is seeking tax counsel or legal or accounting opinions on whether the transactions qualify for tax free treatment.

                      Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
EXCHANGE OF SHARE CAPITAL FOR STOCK

1.01 Exchange of Share Capital for Stock and Retirement of Control Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Wide Broad Shareholders shall assign, transfer, and deliver to MUBM, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, the Wide Broad Share Capital, and MUBM agrees to acquire such share capital on such date by issuing and delivering in exchange therefore to the Wide Broad Shareholders the MUBM Common Stock. All shares of MUBM Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the MUBM Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.  Simultaneous to the issuance and exchange of the MUBM Common Stock pursuant to this Agreement, MUBM and Maurice shall take all necessary corporate action to retire the Control Shares to the treasury of MUBM.

1.02 Delivery of Wide Broad Share Capital by the Wide Broad Shareholders. The transfer of the Wide Broad Share Capital by the Wide Broad Shareholders shall be effected by the delivery to MUBM at the Closing (as set forth in Section 1.05 hereof) of an endorsement of the share capital in the name of MUBM followed by registration of the same in the name of MUBM with the appropriate government entity of the British Virgin Islands.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, MUBM will own one hundred percent (100%) of all of the share capital of Wide Broad and Wide Broad will be a wholly-owned subsidiary of MUBM operating under the name “Wide Broad, Ltd.,” a corporation organized and existing under the laws of the British Virgin Islands.  CHDITN is currently a wholly-owned subsidiary of Wide Broad and the post share exchange CHDITN will become a wholly-owned indirect subsidiary of MUBM operating under the name “Donguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

1.04 Further Assurances. At the Closing and from time to time thereafter, the Wide Broad Shareholders shall execute such additional instruments and take such other action as MUBM may reasonably request, without undue cost to the Wide Broad Shareholders in order to more effectively sell, transfer, and assign clear title and ownership in the Wide Broad Share Capital to MUBM.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before July __, 2009, or on another date to be agreed to in writing by the parties (the "Closing Date”). The Agreement may be closed at any time following approval by a majority of the Board of Directors of MUBM and by a majority of the Board of Directors of the Wide Broad and the approval of the Wide Broad Shareholders. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

 1.06 Closing Events.

(a)	MUBM Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, MUBM shall deliver to the Wide Broad Shareholders at Closing all the following:

(i)
A certificate of good standing from the Department of the Secretary of the State of Florida, issued as of a date within ten days prior to the Closing Date, certifying that MUBM is in good standing as a corporation in the State of Florida;

(ii)
Incumbency and specimen signature certificates dated as of the Closing Date with respect to the officers of MUBM executing this Agreement and any other document delivered pursuant hereto on behalf of MUBM;

(iii)
Copies of the resolutions/consents of MUBM’s board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of MUBM as of the Closing Date;

(iv)	The certificate contemplated by Section 4.01, duly executed by the chief executive officer of MUBM;
(v)	The certificate contemplated by Section 4.02, dated the Closing Date, signed by the chief executive officer of MUBM;
(vi)	Certificates for 20,000,000 shares of MUBM Common Stock newly issued in the name of the Wide Broad Shareholders; and
(vii)	A certified shareholder list of MUBM evidencing the cancellation of the Control Shares; and
(viii)
An executed lockup agreement restricting the sale or transfer of 550,000 shares of MUBM common stock held in the name of Maurice and 150,000 shares of MUBM common stock held in the name of Robin Beugeltas for a period of six months from the date of Closing; and

(ix)
MUBM shall have transferred all responsibilities and authorization to Wide Broad’s counsel and/or the newly appointed officers of MUBM regarding the contact and account with Guardian Registrar & Transfer, Inc. and shall be current on all payments thereto; and

(x)	Delivery of the Note and Collateral to escrow as set forth in Section 5.06 below; and
(xi)
In addition to the above deliveries, MUBM shall take all steps and actions as the Wide Broad Shareholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)	Wide Broad Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, the Wide Broad Shareholders shall deliver to MUBM at Closing all the following:

(i)	Incumbency and specimen signature certificates dated the Closing Date with respect to the officers executing this Agreement and any other document delivered pursuant;
(ii)
Copies of resolutions/consents of the board of directors of Wide Broad authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Wide Broad as of the Closing Date;

(iii)	The certificate contemplated by Section 5.01, executed by the Wide Broad Shareholders; and
(iv)	The certificate contemplated by Section 5.02, dated as of the Closing Date, signed by the chief executive officer of Wide Broad;
(v)
In addition to the above deliveries, Wide Broad and/or the Wide Broad Shareholders shall take all steps and actions as MUBM may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby, including the delivery of the Wide Broad Share Capital duly endorsed in favor of MUBM;

(vi)	Delivery of Schedule 3.02(b) pursuant to Section 3.02(b) below.
(vii)	Shall pay in full and tender the Purchase Money as set forth in Section 5.06 below; and

1.07 Director and Officer Resignations.

At Closing, the current Board of Directors of MUBM shall appoint such director nominees as may be designated by the Wide Broad Shareholders to fill vacancies on the Board of Directors of MUBM, and, thereafter, the current directors of MUBM shall resign.  The appointment of such director nominees shall be comprised of no less than %50 independent board members as defined by the NYSE Amex Company Guide as amended from time to time.  At Closing, the current Board of Directors of MUBM shall also appoint and cause to be formed an independent audit committee consisting of no less than two independent finance experts as defined by the NYSE Amex Company Guide as amended from time to time. In addition, at closing all officers of MUBM shall tender their resignations to the Board of Directors, and new officers of MUBM shall be appointed by the newly appointed Board of Directors of MUBM.  All such director and officer resignations shall be in compliance with the Securities Exchange Act of 1934, as amended, and pursuant to a previously filed Information Statement on Schedule 14F-1 filed by MUBM.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF MUBM

As an inducement to, and to obtain the reliance of the Wide Broad Shareholders and Wide Broad, MUBM and Maurice, jointly and severally, represent, promise and warrant as follows:

2.01                      Organization.
MUBM is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MUBM’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02                      Approval of Agreement; Enforceability.
MUBM has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of MUBM has authorized and approved the execution, delivery, and performance of this Agreement. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of MUBM and Maurice enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The MUBM shareholders will not have dissenter’s rights with respect to any of the transactions contemplated herein.

2.03                      Capitalization.

The authorized capitalization of MUBM consists of 100,000,000 shares of common stock, $0.001 par value, of which 9,043,214 were issued and outstanding immediately prior to Closing. There are 5,000,000 authorized shares of blank check preferred stock, $.001 par value, and no shares outstanding. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock.  All of the outstanding shares of MUBM are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person.  There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

2.04                      Financial Statements.
(i)  MUBM has previously delivered to Wide Broad an audited balance sheet of MUBM as of December 31, 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2008, including the notes thereto, and an unaudited balance sheet of MUBM as of March 31, 2009, and the related unaudited statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal quarter ended March 31, 2009 (collectively the “Financial Statements”) and the accompanying auditor’s report to the effect that such audited financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(ii)  The Financial Statements of MUBM delivered pursuant to Section 2.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The MUBM Financial Statements present fairly, in all material respects, as of the closing date, the financial position of MUBM. MUBM will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent), and all assets reflected on such financial statements present fairly the assets of MUBM in accordance with generally accepted accounting principles.

(iii)  MUBM has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon.  All such returns and reports are accurate and correct in all material respects.  MUBM has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the closing date and all such dates and years and periods prior thereto and for which MUBM may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of MUBM, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  MUBM has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on MUBM, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of MUBM.

2.05                      Information.
The information concerning MUBM set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  MUBM shall cause the information delivered by it pursuant hereto to the Wide Broad Shareholders to be updated after the date hereof up to and including the Closing Date.

2.06                      Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent MUBM balance sheet described in Section 2.04 and included in the information referred to in Section 2.05:

(a)  There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of MUBM; or (ii) any damage, destruction, or loss to MUBM (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of MUBM;

(b)  MUBM has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of MUBM; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)  MUBM has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent MUBM balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of MUBM; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)  MUBM has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of MUBM.

2.07                      Litigation and Proceedings.
There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, threatened by or against MUBM or adversely affecting MUBM or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  MUBM is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08                      Compliance With Laws; Government Authorization.
(a) MUBM and its officers and directors have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws.  MUBM and its officers, directors and beneficial owners are not under investigation by any federal, state, county or local authorities, including the Commission. MUBM and its officers, directors and beneficial owners have not received notification from any federal, state, county, or local authorities, including the Commission,  that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against MUBM and its officers, directors and beneficial owners.

(b)  MUBM has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by MUBM of this Agreement and the consummation by MUBM of the transactions contemplated hereby.

2.09                      Securities and Exchange Commission Compliance of MUBM.  MUBM has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and MUBM, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

2.10                      Contract Defaults.
MUBM is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

2.11                      No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which MUBM is a party or to which any of its properties or operations are subject.

2.12                      Subsidiary.
MUBM does not own either beneficially or of record any equity interest in any other company.  MUBM does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13                      MUBM Documents.
MUBM has delivered to the Wide Broad Shareholders copies of the following documents, which are collectively referred to as the "MUBM Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by a duly authorized officer of MUBM as complete, true, and accurate:

(a)  A copy of the Articles of Incorporation and Bylaws of MUBM in effect as of the date of this Agreement;

(b)  A copy of resolutions adopted by the board of directors of MUBM approving this Agreement and the transactions herein contemplated;

(c)  A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of MUBM since the most recent MUBM balance sheet required to be provided pursuant to Section 2.04 hereof, updated to the Closing Date;

(d) MUBM tax returns required to be filed for its two most recent fiscal years;

2.14                      Quotation on the OTC Bulletin Board.  MUBM’s Common Stock is quoted in good standing on the OTC Bulletin Board under the symbol “MUBM” and MUBM will retain such quotation and standing on the OTC Bulletin Board until the Closing of the transactions contemplated herein, without a penalty such as receipt of an “E” or otherwise being penalized by NASD or the OTCBB.

2.15                      Delivery of Shareholder List.  Upon execution of this agreement, MUBM shall deliver a certified shareholder list from its transfer agent setting forth the name of each MUBM shareholder, the number of shares held by each, dated as of a date within fifteen days of closing and whether such shares held are restricted securities. In connection therewith, MUBM represents that none of its shareholders are nominees for any other person.

2.16	Liabilities, Indebtedness, etc.
As of the Closing Date, MUBM shall not have any assets, liabilities or indebtedness as such terms are defined by Generally Accepted Accounting Principles.

ARTICLE III
REPRESENTATIONS, COVENANTS, WARRANTIES OF THE WIDE BROAD SHAREHOLDERS AND WIDE BROAD
As an inducement to, and to obtain the reliance of MUBM, the Wide Broad Shareholders and Wide Broad, jointly and severally, represent and warrant as follows:

3.01 Organization.
(a)  Wide Broad and CHDITN are corporations duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of the People’s Republic of China or the BVI.  Each of Wide Broad and CHDITN has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on their respective businesses as presently conducted and to own, hold and operate their respective properties and assets as now owned, held and operated.  Wide Broad has delivered or made available to MUBM a true and correct copy of their organizational documents and the organizational documents of CHDITN, each as amended to date.  Neither the Company nor CHDITN is in violation of any of the provisions of its respective organizational documents.

(b) Except for CHDITN, Wide Broad does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  Wide Broad is the direct or indirect owner of all outstanding shares of capital stock of CHDITN and all such shares are duly authorized, validly issued, fully paid and nonassessable.  All of the outstanding shares of capital stock of CHDITN are owned by Wide Broad free and clear of all liens, charges, claims or encumbrances or rights of others.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of CHDITN, or otherwise obligating Wide Broad or CHDITN to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

3.02  Capital Structure.
(a)  The authorized capital stock of Wide Broad consists of (i) 1,000 shares, $1.00 par value, of which there are issued and outstanding, 1,000 ordinary shares.  There are no other outstanding shares or voting securities and no outstanding commitments to issue any shares or voting securities after the date hereof.  All outstanding Wide Broad securities are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the organizational documents of Wide Broad or any agreement to which Wide Broad is a party or by which it is bound.  There are no options, warrants, calls, rights, commitments or agreements of any character to which Wide Broad is a party or by which it is bound obligating Wide Broad to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Wide Broad or obligating Wide Broad to grant, extend, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  There are no contracts, commitments or agreements relating to voting, purchase or sale of Wide Broad’s shares between or among Wide Broad and any of its shareholders, or among any of the Wide Broad shareholders.

(b)Set forth on Schedule 3.02(b) is the following: (i) the name and address of each person owning any capital stock or other equity interest in Wide Broad; (ii) the certificate number of each certificate evidencing shares of capital stock or any other equity interest issued by Wide Broad, (iii) the number of shares of capital stock or any other equity interest  evidenced by each such certificate, (iv) the date of issuance thereof and, in the case of cancellation, the date of cancellation.  Each Wide Broad Shareholder represents and warrants that such person has good, valid and marketable title to, all the equity interests of Wide Broad designated on Schedule 3.02(b) as owned by such Wide Broad Shareholder.

3.03                      Approval of Agreement; Enforceability.
Wide Broad has full power, authority, and legal right and has taken, or will take, all action required by law, its constituent documents, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Wide Broad has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, subject to the approval of the Wide Broad Shareholder, which has been obtained, and compliance with any laws, rules or policies of the government of the British Virgin Islands.  This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Wide Broad Shareholders and Wide Broad enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.04                      Financial Statements.
(a)  Wide Broad has previously delivered to MUBM a copy of an audited balance sheet of Wide Broad as of December 31, 2008 and December 31, 2007 and the related audited statements of operations, cash flows, and share capital for the period since inception through December 31, 2008 including the notes thereto to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(b)  The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied in the United States, throughout the periods involved. The financial statements of Wide Broad present fairly, as of their respective dates, the financial position of Wide Broad.  Wide Broad did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles in the United States, and all assets reflected therein present fairly the assets of Wide Broad, in accordance with generally accepted accounting principles in the United States. The statements of revenue and expenses and cash flows present fairly the financial position and results of operations of Wide Broad as of their respective dates and for the respective periods covered thereby.

3.05                      Outstanding Warrants and Options.
Wide Broad has no issued warrants or options, calls, or commitments of any nature relating to the Wide Broad Share Capital, except as previously disclosed in writing to MUBM.

3.06                      Information.
The information concerning Wide Broad set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Wide Broad shall cause the information required to be delivered by them pursuant to this Agreement to MUBM to be updated after the date hereof up to and including the Closing Date.

3.07                      Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent Wide Broad balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Wide Broad or CHDITN; or (ii) any damage, destruction, or loss to Wide Broad or CHDITN materially and adversely affecting the business, operations, properties, assets, or conditions of Wide Broad or CHDITN;

(b)  Wide Broad and CHDITN have not: (i) amended its constituent documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to holders of share capital or purchased or redeemed, or agreed to purchase or redeem, any of its share capital; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Wide Broad or CHDITN; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c)  Wide Broad and CHDITN have not (i) granted or agreed to grant any options, warrants, or other rights for its share capital, bonds, or other corporate securities calling for the issuance thereof, except as previously disclosed in writing to MUBM; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Wide Broad balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Wide Broad; or (vi) issued, delivered, or agreed to issue or deliver any share capital, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)  To the best knowledge of Wide Broad and its shareholders and principals, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Wide Broad.

3.08                      Litigation and Proceedings.
There are no material actions, suits, or proceedings pending or, to the knowledge of Wide Broad, threatened by or against Wide Broad or CHDITN or adversely affecting Wide Broad or CHDITN, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Wide Broad does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09                      Material Contract Defaults.
Wide Broad and CHDITN are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Wide Broad, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Wide Broad has not taken adequate steps to prevent such a default from occurring.

3.10                      No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Wide Broad or CHDITN is a party or to which any of its properties or operations are subject.

3.11                      Governmental Authorizations.
Wide Broad and CHDITN have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Wide Broad of this Agreement and the consummation by Wide Broad of the transactions contemplated hereby.

3.12                      Compliance With Laws and Regulations.
Wide Broad and CHDITN have complied with all applicable statutes and regulations of any governmental entity or agency thereof having jurisdiction over Wide Broad or CHDITN, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Wide Broad or CHDITN or except to the extent that noncompliance would not result in the occurrence of any material liability for Wide Broad. The consummation of this transaction will comply with all applicable laws, rules and policies of the government of the People’s Republic of China, the Ministry of Commerce of the Peoples’ Republic of China and the Peoples’ Republic of China State Administration of Foreign Exchange.

3.13                      Subsidiaries.
Except as disclosed in the financial statements of Section 3.04 hereof, Wide Broad does not own beneficially or of record equity securities in any subsidiary that has not been previously disclosed to MUBM.

3.14                      Wide Broad Documents.
Wide Broad has delivered to MUBM the following documents, which are collectively referred to as the "Wide Broad Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by the Chief Executive Officer of Wide Broad as complete, true, and accurate:

(a)                      A copy of all of CHDITN Holding’s constituent documents and all amendments thereto in effect as of the date of this Agreement;

(b)   Copies of resolutions adopted by the board of directors of Wide Broad approving this Agreement and the transactions herein contemplated;

(c)  A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Wide Broad since the most recent Wide Broad balance sheet required to be provided pursuant to Section 3.04 hereof, updated to the Closing Date;

(d)   A legal opinion from a Peoples’ Republic of China licensed law firm stating that consummation of this transaction will comply with all applicable laws, rules and policies of the government of the People’s Republic of China, the Ministry of Commerce of the Peoples’ Republic of China and the Peoples’ Republic of China State Administration of Foreign Exchange.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE WIDE BROAD SHAREHOLDERS AND WIDE BROAD

The obligations of the Wide Broad Shareholders and Wide Broad under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

4.01                      Accuracy of Representations.
The representations and warranties made by MUBM in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and MUBM shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by MUBM prior to or at the Closing.  The Wide Broad Shareholders shall be furnished with a certificate, signed by a duly authorized officer of MUBM and dated the Closing Date, to the foregoing effect.

4.02                      Officer's Certificate.
The Wide Broad Shareholders shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of MUBM to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of MUBM threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on a certificate of good standing, and MUBM’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a)  This Agreement has been duly approved by MUBM’s board of directors and has been duly executed and delivered in the name and on behalf of MUBM by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of MUBM pursuant to a majority consent;

(b)  There have been no adverse changes in MUBM up to and including the date of the certificate;

(c)                      All conditions required by this Agreement have been met, satisfied, or performed by MUBM;

(d)                      All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by MUBM and all of the documents obtained by MUBM are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)  There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against MUBM, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of MUBM, the operation of MUBM, or the transactions contemplated herein, or any agreement or instrument by which MUBM is bound or in any way contests the existence of MUBM.

4.03  No Litigation.
As of the Closing, there shall not be pending any litigation to which MUBM, the Wide Broad Shareholder, or Wide Broad is a party and which is reasonably likely to have a material adverse effect on the business of MUBM or the contemplated transactions.

4.04                      Results of Due Diligence Investigation.
The Wide Broad Shareholders shall be satisfied with the results of their due diligence investigation of MUBM, in his sole discretion.

4.05                      MUBM Shall Have No Assets or Liabilities as of Closing.
As of the Closing, MUBM shall have no assets or liabilities as such term is defined by U.S. generally accepted accounting principles.

4.06. MUBM’s Outstanding Capital Stock at Closing.
As of the Closing, the total outstanding capital stock of MUBM shall consist of 20,398,304 shares of common stock, after giving effect to the 1 for 4 reverse split, the retirement of the Control Shares and the 20,000,000 share issuance and transfer contemplated hereby, and there shall be no options, warrants, employee compensation or other rights to issue common stock or preferred stock issued or outstanding.

4.07   MUBM Shall Have Filed and Mailed a Schedule 14F-1.
MUBM shall have filed with the Commission and mailed to its shareholders of record an Information Statement on Schedule 14F-1, and ten days shall have passed since the date on which it was mailed to shareholders of record.

4.08 Delivery of Lock-Out Agreement
MUBM and Maurice shall cause to be executed and deliver a lockup agreement restricting the sale or transfer of 550,000 (137,500 post reverse split) shares of MUBM common stock held in the name of Maurice and 150,000 (37,500 post reverse split) shares of MUBM common stock held in the name of Robin Beugeltas for a period of six months from the date of Closing; and

4.09                      No Material Adverse Change.
There shall not be any change in, or effect on, either of Wide Broad’s or MUBM’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Wide Broad or MUBM which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of Wide Broad or MUBM or to the contemplated transactions.

4.10  MUBM’s Over-The-Counter Bulletin Board Quotation.
As of the Closing, the common stock of MUBM shall be quoted on FINRA’s Over-The-Counter Bulletin Board, and shall be in good standing without an “E” or any other penalty being imposed by FINRA or the OTCBB.

4.11                      Good Standing.
The Wide Broad Shareholders shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that MUBM is in good standing as a corporation in the State of Florida.

4.12 MUBM’s Disposal of Subsidiaries
MUBM shall have disposed of any subsidiaries, if applicable.

4.13  MUBM’s Responsibility for filing Form 10-Q
MUBM shall have acknowledged in writing to Wide Broad its responsibility to prepare and file, and bear the cost of, MUBM’s Form 10-Q for the quarter ended June 30, 2009 which must be filed with the Commission on or about July 15, 2009.

4.14                      Other Items.
The Wide Broad Shareholders shall have received from MUBM such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as the Wide Broad Shareholders may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF MUBM

The obligations of MUBM under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01                      Accuracy of Representations.
The representations and warranties made by the Wide Broad Shareholders and Wide Broad in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Wide Broad Shareholders and/or Wide Broad shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.  MUBM shall be furnished with a certificate, signed by the Wide Broad Shareholders and dated the Closing Date, to the foregoing effect.

5.02                      Officer's Certificate.
MUBM shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of Wide Broad to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Wide Broad, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on Wide Broad’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)  This agreement has been duly approved by Wide Broad’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Wide Broad by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of Wide Broad;

(b)  Except as provided or permitted herein, there have been no material adverse changes in Wide Broad up to and including the date of the certificate;

(c)                      All material conditions required by this Agreement have been met, satisfied, or performed by Wide Broad and/or the Wide Broad Shareholders;

(d)  All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Wide Broad and/or the Wide Broad Shareholders have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e)  There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Wide Broad, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of Wide Broad, the operation of Wide Broad, for the transactions contemplated herein, or any material agreement or instrument by which Wide Broad is bound or would in any way contest the existence of Wide Broad.

5.03  No Litigation.
As of the Closing, there shall not be pending any litigation to which MUBM, any of the Wide Broad Shareholders or Wide Broad is a party and which is reasonably likely to have a material adverse effect on the business of Wide Broad or the contemplated transactions.

5.04                      Results of Due Diligence Investigation.
MUBM shall be satisfied with the results of its due diligence investigation of Wide Broad, in its sole discretion.

5.05                      No Material Adverse Change.
There shall not be any change in, or effect on, Wide Broad’s or MUBM’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Wide Broad or MUBM which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of the Wide Broad Shareholders or Wide Broad or to the contemplated transactions.

5.06 Purchase Money.
Upon signing this Agreement the Wide Broad Shareholders shall pay into escrow an amount equal to $600,000 (the “Purchase Money”) as additional consideration and against delivery of a receipt and satisfaction.  The $600,000 shall consist of: (i) a non-refundable deposit of $35,000 which shall be disbursed to Maurice for his immediate use (ii) a collateralized promissory note in the amount of $565,000 (the “Note”) delivered prior to Closing and which shall remain in escrow until Closing and pending satisfaction or waiver of the terms and conditions of this Agreement and (iii) 3,000,000 post reverse split shares (the “Collateral”) which shall be allocated from the MUBM Common Stock and held in the name of “Greentree Financial Group, Inc. (USA) Escrow Account” post Closing until either the Note is satisfied in full or an Event of Default (as defined in the Note) has occurred.  The Purchase Money, Note and Collateral shall be held in the escrow account of Greentree Financial Group, Inc. (USA) and disbursed pursuant to the terms hereto.

5.07                      Other Items.
MUBM shall have received from the Wide Broad Shareholders and/or Wide Broad such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as MUBM may reasonably request.

ARTICLE VI
COVENANTS RELATING TO CHDITN

6.01 CHDITN is currently an indirect wholly owned subsidiary of Wide Broad and subsequent to Closing of this Agreement, Wide Broad shall be a wholly owned subsidiary of MUBM.  Accordingly, CHDITN shall be an indirect wholly owned subsidiary of MUBM and CHDITN shall continue business under the name of “Donguan CHDITN Printing Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China.

ARTICLE VII
SPECIAL COVENANTS

7.01                      Activities of MUBM and Wide Broad
(a)  From and after the date of this Agreement until the Closing Date and except as set forth in the respective documents to be delivered by MUBM and Wide Broad pursuant hereto or as permitted or contemplated by this Agreement, MUBM, Wide Broad and CHDITN will each:

(i)  Carry on its business in substantially the same manner as it has heretofore;
(ii) Maintain in full force and effect insurance, if any, comparable in amount and in scope of coverage to that now maintained by it;
(iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
(iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;
(v)  Duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and
(vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all laws and all rules, regulations, and orders imposed by governmental authorities.

(b)  From and after the date of this Agreement and except as provided herein until the Closing Date, MUBM and Wide Broad will each not:

(i)  Make any change in its Articles of Incorporation, Bylaws or constituent documents;
(ii)  Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's documents, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and
(iii) Enter into any agreement for the sale of MUBM securities or a merger or sale of substantially all of the assets of MUBM without the prior written approval of Wide Broad.

7.02                      Access to Properties and Records.
Until the Closing Date, Wide Broad and MUBM will afford to the other party's officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Wide Broad or MUBM and will furnish the other party with such additional financial and other information as to the business and properties of Wide Broad or MUBM as each party shall from time to time reasonably request.

7.03                      Indemnification by Wide Broad and the Wide Broad Shareholder.
(a)           Wide Broad will indemnify and hold harmless MUBM and its directors and officers, and each person, if any, who controls MUBM within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

(b)           The Wide Broad Shareholders will indemnify and hold harmless MUBM, its directors and officers, and each person, if any, who controls MUBM within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

7.04 Indemnification by MUBM and Maurice.
(a)   MUBM will indemnify and hold harmless Wide Broad, the Wide Broad Shareholder, and Wide Broad’s directors and officers, and each person, if any, who controls Wide Broad within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

(b)    Maurice will indemnify and hold harmless Wide Broad, the Wide Broad Shareholder, and Wide Broad’s directors and officers, and each person, if any, who controls Wide Broad within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

7.05                      The Issuance of MUBM Common Stock.
MUBM and the Wide Broad Shareholders understand and agree that the consummation of this Agreement, including the issuance of the MUBM Common Stock to the Wide Broad Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. MUBM and the Wide Broad Shareholders agree that such transactions shall be consummated in reliance on an exemption from registration pursuant to the Securities Act of 1933, as amended (the “Act”), provided by Regulation S. Such exemption is based on the following representations, warranties and covenants made by the Wide Broad Shareholders.

(a)    Regulation S Representations, Warranties and Covenants.
The Wide Broad Shareholders represent and warrant to, and covenant with, MUBM as follows:

(1)
The Wide Broad Shareholder is not a U.S. person and is not acquiring the shares of common stock of MUBM for the account or for the benefit of any U.S. person and are not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act.

(2)
The Wide Broad Shareholder agrees to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(3)	The Wide Broad Shareholder agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
(4)
The Wide Broad Shareholder consents to the certificate for the shares of common stock of MUBM to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act.

(5)
The Wide Broad Shareholder acknowledges that MUBM has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(6)
The Wide Broad Shareholder covenants and represents and warrants in favor of MUBM that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

(b)  In connection with the transaction contemplated by this Agreement, MUBM shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the countries where the Wide Broad Shareholder resides unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

7.06                      Securities Filings.
MUBM shall be responsible for the preparation and filing of all Securities Act and Exchange Act filings that may result from the transactions contemplated in this Agreement, although counsel for the Wide Broad Shareholders may assist with the preparation and filing.

7.07                      Sales of Securities under Rule 144, If Applicable.
(a)  MUBM will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Act.

(b)  If any certificate representing any such restricted stock is presented to MUBM’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to MUBM and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, MUBM will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(c)  Other Representations, Warranties and Covenants.

(1)
The Wide Broad Shareholders has been furnished with and have carefully read the periodic reports on Forms 10-K, 10-Q and 8-K filed by MUBM with the Securities and Exchange Commission.  With respect to individual or partnership tax and other economic considerations involved in this investment, the Wide Broad Shareholders confirm that they are not relying on MUBM (or any agent or representative of MUBM).  The Wide Broad Shareholders have carefully considered and have, to the extent such persons believe such discussion necessary, discussed with their own legal, tax, accounting and financial advisers the suitability of an investment in the common stock for such particular tax and financial situation.

(2)
The Wide Broad Shareholders acknowledge that MUBM may be considered a “shell company” in the context of the transaction with no operations and no significant assets and that, as a result, the consideration for the Shares far exceeds the value of the MUBM Common Stock under any recognized criteria of value.  The Wide Broad Shareholders further acknowledge that they are aware of the quoted prices for MUBM’s common stock on the OTC Bulletin Board but understand there is no active trading market for such shares, quotations on the OTCBB represent inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions, and there is no liquid trading market for MUBM’s common stock.  As a result, there can be no assurance that the Wide Broad Shareholders will be able to sell the common stock.

(3)
The Wide Broad Shareholders have had an opportunity to inspect relevant documents relating to the organization and business of MUBM. The Wide Broad Shareholders acknowledge that all documents, records and books pertaining to this investment which such Wide Broad Shareholder has requested has been made available for inspection by such Wide Broad Shareholder and their respective attorney, accountant or other adviser(s).

(4)
The Wide Broad Shareholders and/or their respective advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, the officers of MUBM concerning the transactions contemplated by this Agreement.

(5)
The Wide Broad Shareholders confirm that they are not acquiring the common stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(6)
The Wide Broad Shareholders, by reason of such persons’ business or financial experience, has the capacity to protect their own interests in connection with the transactions contemplated by this Agreement.

(7)
Except as set forth in this Agreement, the Wide Broad Shareholders represent that no representations or warranties have been made to them by MUBM, any officer director, agent, employee, or affiliate of MUBM, and such Wide Broad Shareholder has not relied on any oral representation by MUBM or by any of its officers, directors or agents in connection with their decision to acquire the common stock.

(8)	The Wide Broad Shareholders represent that neither they nor any of their affiliates is subject to any of the events described in Section 262(b) of Regulation A promulgated under the Act.
(9)
The Wide Broad Shareholders have adequate means for providing for their current financial needs and contingencies, are able to bear the substantial economic risks of an investment in the MUBM common stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(10)
The Wide Broad Shareholders have such knowledge and experience in financial, tax and business matters so as to enable them to use the information made available to them in connection with the transaction to evaluate the merits and risks of an investment in the MUBM common stock and to make an informed investment decision with respect thereto.

(11)
The Wide Broad Shareholders understand that the MUBM common stock constitutes “restricted securities” that have not been registered under the Securities Act or any applicable state securities law and they are acquiring the same as principals for their own account for investment purposes and not for distribution. The Wide Broad Shareholders acknowledge that the common stock has not been registered under the Act or under any the securities act of any state or country.  The Wide Broad Shareholders understand further that in absence of an effective registration statement, the common stock can only be sold pursuant to some exemption from registration.

(12)
The Wide Broad Shareholders recognize that investment in the MUBM Common Stock involves substantial risks.  The Wide Broad Shareholders acknowledge that they have reviewed the risk factors identified in the periodic reports filed by MUBM with the Securities and Exchange Commission.  The Wide Broad Shareholders further confirm that they are aware that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

(13)	The Wide Broad Shareholders acknowledge that each stock certificate representing the common stock shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S AND HAVE NOT BEEN  REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE PURCHASER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.  THE HOLDER AGREES TO REFRAIN FROM HEDGING TRANSACTIONS PURSUANT TO THE REQUIREMENTS OF REGULATION S.

7.08                       Securities Filings.
The Wide Broad Shareholders, as the controlling shareholders of MUBM following Closing, shall cause MUBM to timely prepare and file all Securities Act and Exchange Act filings that may result from or be required in connection with the transactions contemplated in this Agreement.

                           ARTICLE VIII
                          MISCELLANEOUS

8.01                      Brokers.
No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement.

8.02                      No Representation Regarding Tax Treatment.
No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

8.03                      Governing Law. Disputes.
This Agreement shall in accordance with the Laws of Florida in all respects be construed, governed, applied and enforced under the internal laws of the State of Florida without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Florida and made pursuant to the laws of the State of Florida.  The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in Florida.  Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of Florida.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the courts in the State of Florida as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of Florida in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of Florida, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Section 8.04 of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in Florida.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

8.04                      Notices.
Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Décor Products International, Inc. to:

295 N.W. 89th Avenue
Coral Springs, FL  33071

If to Wide Broad Group, Ltd. to:

No. 6 Economic Zone, Wushaliwu, Chang’an Town
Dongguan, Guangdong Province
PRC

Copies to:

JPF Securities Law, LLC
19720 Jetton Road
3rd Floor
Cornelius, NC 28031

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

8.05                      Attorney's Fees.
In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.06                      Document; Knowledge.
Whenever, in any section of this Agreement, reference is made to information set forth in the documents provided by MUBM or the Wide Broad Shareholders, such reference is to information specifically set forth in such documents and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

8.07                      Entire Agreement.
This Agreement represents the entire agreement between the Parties relating to the subject matter hereof.  All previous agreements between the Parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.08                      Survival, Termination.
The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years from the Closing Date, unless otherwise provided herein.

8.09                      Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. In addition, facsimile or electronic signatures shall have the same legally binding effect as original signatures.

8.10                      Amendment or Waiver.
Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

DÉCOR PRODUCTS INTERNATIONAL, INC. (“MUBM”)

By:	/s/ Maurice Katz
Name: Maurice Katz
Title: President and Director

WIDE BROAD GROUP LIMITED (“Wide Broad”)

By:	/s/ Liu RuiSheng
Name: Liu RuiSheng
Title: President

DONGGUAN CHDITN PRINTING CO., LTD. ("CHDITN”)

By:	/s/ Liu RuiSheng
Name: Liu Rui Sheng
Title: Chairman and CEO

SMART APPROACH INVESTMENTS, LTD. (“Wide Broad Shareholder”)

By:	/s/ Ng SuiKei
Name: Ng SuiKei
Title: Director and Principal Shareholder

MAN KWAI MING (“Wide Broad Shareholder”)

/s/ Man Kwai Ming
Name: Mr. Man Kwai Ming

MAURICE KATZ

/s/ Maurice Katz
Name: Mr. Maurice Katz, Individual